AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18,2005
                                                   REGISTRATION NO. 333-123101
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ----------------------------------------------------
                                 AMENDMENT NO. 1
                                   TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

              ----------------------------------------------------

                            NUVEEN INVESTMENTS, INC.

             (Exact name of Registrant as specified in its charter)

          DELAWARE                               36-3817266
      (State or other                          (I.R.S. Employer
      jurisdiction of                        Identification Number)
      incorporation or
       organization)

                              333 WEST WACKER DRIVE
                                CHICAGO, IL 60606
                                 (312) 917-7700
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             ALAN G. BERKSHIRE, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            NUVEEN INVESTMENTS, INC.
                              333 WEST WACKER DRIVE
                                CHICAGO, IL 60606
                                 (312) 917-7700
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)


--------------------------------------------------------------------------------
                                 WITH COPIES TO:
     Kenneth F. Spence, III, Esq.                   Craig M. Wasserman, Esq.
Senior Vice President and General Counsel       Wachtell, Lipton, Rosen & Katz
 The St. Paul Travelers Companies, Inc.                51 West 52nd Street
        385 Washington Street                      New York, New York 10019-6150
      St. Paul, Minnesota 55102                         (212) 403-1000
           (651) 310-7911

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

              ----------------------------------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS

                   SUBJECT TO COMPLETION, DATED MARCH 18, 2005

                                 $4,905,511,605

                            NUVEEN INVESTMENTS, INC.

                              CLASS A COMMON STOCK
                                 PREFERRED STOCK
                                 DEBT SECURITIES
                                    WARRANTS
                               PURCHASE CONTRACTS
                                      UNITS

     This prospectus relates to the sale by us of shares of our Class A common stock, par value $0.01 per share ("Nuveen Class A common stock"), preferred stock, debt securities, warrants, purchase contracts and units that we may offer from time to time. The aggregate initial offering price of all securities sold by Nuveen Investments, Inc. under this prospectus will not exceed $2,000,000,000.

     This prospectus also relates to the sale of up to 73,325,214 shares of Nuveen Class A common stock that The St. Paul Travelers Companies, Inc., whom we refer to in this document as the "Selling Stockholder," may offer from time to time. The Nuveen Class A common stock being offered by the Selling Stockholder under this prospectus is currently held by the Selling Stockholder in the form of 73,325,214 shares of Class B common stock, par value $0.01 per share ("Nuveen Class B common stock"), of Nuveen. The shares of Nuveen Class B common stock are convertible on a one-to-one basis into shares of Nuveen Class A common stock. The Selling Stockholder will, if required, exercise its rights to convert shares of Nuveen Class B common stock into shares of Nuveen Class A common stock immediately prior to any sale or loan of the stock. Nuveen will not receive any proceeds from the sale of Nuveen Class A common stock by the Selling Stockholder.

     The securities being offered by this prospectus may be sold (directly, or through agents or dealers designated from time to time) from time to time on terms to be determined at the time of sale. The prices at which these securities may be sold will be determined by the prevailing market price for the shares or in negotiated transactions.

     Nuveen Class A common stock is quoted on the New York Stock Exchange under the symbol "JNC." On March 17, 2005, the last reported sale price of Nuveen Class A common stock was $39.27 per share.

                              ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL.

                      The date of this prospectus is , 2005

[AS IT APPEARS IN THE LEFT HAND MARGIN OF THIS PAGE: THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE SUCH OFFER AND SALE IS NOT PERMITTED].

                                TABLE OF CONTENTS

                                                                            PAGE

ABOUT THIS PROSPECTUS..........................................................3
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION....................4
PROSPECTUS SUMMARY.............................................................6
USE OF PROCEEDS................................................................8
RATIO OF EARNINGS TO FIXED CHARGES.............................................8
SELLING STOCKHOLDER............................................................8
DESCRIPTION OF SECURITIES......................................................9
CAPITAL STOCK.................................................................10
DEBT SECURITIES...............................................................13
WARRANTS......................................................................18
PURCHASE CONTRACTS............................................................19
UNITS.........................................................................19
PLAN OF DISTRIBUTION..........................................................20
LEGAL MATTERS.................................................................23
EXPERTS.......................................................................23
WHERE YOU CAN FIND MORE INFORMATION...........................................23

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we are filing with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell shares of Nuveen Class A common stock, shares of our preferred stock, debt securities, warrants, purchase contracts and units being offered under this prospectus in one or more offerings. Also, the Selling Stockholder may, from time to time, sell the shares of Nuveen Class A common stock being offered on its behalf under this prospectus in one or more offerings.

     As described under "Prospectus Summary -- Recent Developments," the Selling Stockholder and we recently announced that the Selling Stockholder intends to review its strategic alternatives with respect to its majority equity interest in us. Our filing of the registration statement of which this prospectus is part was made in conjunction with the Selling Stockholder's review of its strategic alternatives, including a public offering or a sale to a third party.

     This prospectus provides you with a general description of the securities that we and the Selling Stockholder may offer. To the extent required, the type and amount of securities that we propose to sell, the number of shares of Nuveen Class A common stock to be sold by the Selling Stockholder, the purchase price, the public offering price, the names of any agent or dealer and any applicable commission or discount with respect to a particular offering, any risk factors applicable to the securities we or the Selling Stockholder propose to sell, and any other material information about the offering and sale of the securities will be set forth in an accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in the section "Where You Can Find More Information" on page 23.

     You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We and the Selling Stockholder are not offering securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     This prospectus and the SEC filings that are incorporated by reference into this prospectus contain "forward-looking statements" within the meaning of the securities laws. These forward-looking statements include, but are not limited to, statements relating to our anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "may," "plans," "projects," "seeks," "will," "would," or similar expressions. We have based these forward-looking statements on our current expectations and projections about future events, based on the information currently available to us. For those statements, we claim the protection of the safe harbors for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described in the documents incorporated herein by reference, that may affect the operations, performance, development and results of our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this prospectus.

     Risks, uncertainties and other factors that pertain to our business and the effects of which may cause our assets under management, earnings, revenues, profit margins, and/or our stock price to decline include:

     o the effects of the substantial competition that we, like all market participants, face in the investment management business, including competition for continued access to the brokerage firms' retail distribution systems and "wrap fee" managed account programs where the loss of such access would cause a resulting loss of assets;

     o the adverse effects of declines in securities markets on our assets under management and future offerings;

     o the adverse effects of increases in interest rates from their present levels on the net asset value of our assets under management that are invested in fixed-income securities and the magnifying effect such increases in interest rates may have on our leveraged closed-end exchange-traded funds;

     o the adverse effects of poor investment performance by our managers or declining markets resulting in redemptions, loss of clients, and declines in asset values;

     o our failure to comply with contractual requirements and/or guidelines in our client relationships, which could result in losses that the client could seek to recover from us and in the client withdrawing its assets from our management;

     o    the competitive pressures on the management fees we charge;

     o our failure to comply with various government regulations such as the Investment Advisers Act of 1940 and the Investment Company Act of 1940, as amended, and other federal and state securities laws that impose, or may in the future impose, numerous obligations on investment advisers and managed funds and accounts and the Securities Exchange Act of 1934, as amended, to which we refer as the "Exchange Act", and other federal and state securities laws and the rules of the NASD Regulation, Inc. that impose, or may in the future impose, numerous obligations on our broker-dealer Nuveen Investments, LLC, where the failure to comply with such requirements could cause the SEC or other regulatory authorities to institute proceedings against our investment advisers and/or broker-dealer and impose sanctions ranging from censure and fines to termination of an investment adviser or broker dealer's registration and otherwise prohibiting an adviser from serving as an adviser;

     o our reliance on revenues from investment management contracts that are subject to annual renewal by the independent board of trustees overseeing the related funds according to their terms;

     o    the loss of key employees that could lead to loss of assets;

     o burdensome regulatory developments brought in response to perceived industry-wide regulatory violations, including possible government regulation of the amount and level of fees charged by investment advisers;

     o    the impact of recent accounting pronouncements; and

     o unforeseen developments in litigation involving us or the securities industry.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. TO UNDERSTAND THE TERMS OF THE SECURITIES BEING OFFERED BY THIS PROSPECTUS, YOU SHOULD READ THIS ENTIRE PROSPECTUS AND THE DOCUMENTS IDENTIFIED UNDER THE CAPTION "WHERE YOU CAN FIND MORE INFORMATION." IN THIS PROSPECTUS, THE TERMS "NUVEEN," THE "COMPANY," "WE" AND "OUR" REFER TO NUVEEN INVESTMENTS, INC. AND ITS CONSOLIDATED SUBSIDIARIES.

NUVEEN INVESTMENTS, INC.

Nuveen Investments, Inc. is a leading provider of diversified investment services for high net worth and institutional investors served by financial advisors. Nuveen's asset management capabilities are marketed through four distinct brands, each with an independent investment team and area of expertise:
Nuveen, focused on fixed-income investments; NWQ, specializing in value-style equities; Rittenhouse, dedicated to conservative growth-style equities; and Symphony, with expertise in alternative investment portfolios.

We were incorporated in the State of Delaware on March 23, 1992, as a wholly-owned subsidiary of the Selling Stockholder. John Nuveen & Co. Incorporated, the predecessor of the Company (now named Nuveen Investments, LLC), had been a wholly-owned subsidiary of the Selling Stockholder since 1974. During 1992, the Selling Stockholder sold a portion of its ownership interest in the Company through a public offering. As of the date of this prospectus, the Selling Stockholder owns approximately 78% of our outstanding voting securities.

Our principal executive offices are located at 333 West Wacker Drive, Chicago, IL, 60606. Our telephone number at that address is (312) 917-7700.

RECENT DEVELOPMENTS

On January 31, 2005, we and the Selling Stockholder announced that the Selling Stockholder intended to review its strategic alternatives with respect to its majority equity interest in us. We and the Selling Stockholder also indicated that our respective managements will work closely in this process. Our filing of the registration statement of which this prospectus is part was made in conjunction with the Selling Stockholder's review of its strategic alternatives, including a public offering or a sale to a third party.

THE OFFERING(S)

        NUVEEN SECURITIES              Nuveen Class A common stock, preferred
        BEING OFFERED BY US            stock, debt securities, warrants,
                                       purchase contracts and units, in an
                                       aggregate initial offering price not to
                                       exceed $2,000,000,000.

        NUVEEN CLASS A COMMON          Up to 73,325,214 shares.
        STOCK BEING OFFERED BY
        THE SELLING STOCKHOLDER

        NUVEEN CAPITAL                 As of January 31, 2005, ourauthorized
        STOCK AUTHORIZED               capital stock consisted of 160,000,000
        AND OUTSTANDING                shares of Nuveen Class A common stock,
                                       of which 20,281,069 shares were
                                       outstanding, 80,000,000 shares of Nuveen
                                       Class B common stock, of which
                                       73,325,214 shares were outstanding and
                                       5,000,000 shares of preferred stock, par value $.01 per share, of which no shares were outstanding.

        USE OF PROCEEDS                Except as may be stated in the applicable
                                       prospectus supplement, we intend to use
                                       the net proceeds we receive from any
                                       sales of securities by us under this
                                       prospectus for general corporate s
                                       purposes.  Nuveen will not receive any
                                       proceed from the sale of Nuveen Class A
                                       common stock by the Selling Stockholder.

        TRANSFER AGENT                 The Bank of New York

        NEW YORK STOCK EXCHANGE        JNC
        SYMBOL FOR NUVEEN CLASS A
        COMMON STOCK

                                 USE OF PROCEEDS

     Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from any sales of securities by us under this prospectus for general corporate purposes. We will not receive any proceeds from the sale of Nuveen Class A common stock by the Selling Stockholder.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividend requirements for the periods indicated:


                                     Year Ended December 31,
                             -----------------------------------------
                              2004     2003    2002     2001     2000
                             -----------------------------------------
Ratio of earnings            16.72x   21.20x   25.05x   28.47x   30.66x
to fixed charges(1)

Ratio of earnings to         16.72x   21.20x   24.62x   24.07x   22.03x
combined fixed
charges and
preferred stock
dividend
requirements(1)
                                -----------------

(1) For this purpose, "earnings" means net income before (a) taxes, (b) adjustment for minority interest of $1,077,000 in 2003 and $875,000 in 2004,
(c) interest expense and amortization of debt issuance costs on all indebtedness, and (d) interest portion of rental expense. For this purpose, "fixed charges" means interest expense and amortization of debt issuance costs on all indebtedness, and interest portion of rental expense.

     Effective April 1, 2004, we began recognizing expense for stock-based compensation using the fair value based method of accounting described in Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," as amended. We have chosen the retroactive restatement method described in SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure," which amended SFAS No. 123. As a result, financial information for all prior periods presented above have been restated to reflect the salaries and employee benefits expense that would have been recognized had the recognition provisions of SFAS No. 123 been applied from its original effective date.


                               SELLING STOCKHOLDER

SELLING STOCKHOLDER

     The following table sets forth certain information regarding the Nuveen common stock held by the Selling Stockholder as of January 31, 2005. All of the Nuveen common stock held by the Selling Stockholder is Nuveen Class B common stock, which is convertible on a one-to-one basis into Nuveen Class A common stock. The Selling Stockholder will, if required, exercise its rights to convert shares of Nuveen Class B common stock into shares of Nuveen Class A common stock immediately prior to any sale or loan of the stock.

     Shares of Nuveen Class A common stock being offered under this prospectus may be offered for the account of the Selling Stockholder.

                         Number of Shares                       Number of Shares
                        of Nuveen Class B                      of Nuveen Class A
                          common stock                           common stock
                         convertible into                          or Nuveen
                          Nuveen Class A                            Class B
                          common stock       Number of Shares     common stock
                          Beneficially       of Nuveen Class A    Beneficially
                          Owned Prior         common stock        Owned After
Selling Stockholder      to the Offering      Being Offered       the Offering

The St. Paul Travelers       73,325,214*        73,325,214             **
Companies, Inc.
     * 60,999,414 of such shares are beneficially owned by The St. Paul Travelers Companies, Inc., and 12,325,800 of such shares are beneficially owned by The St. Paul Travelers Companies, Inc.'s wholly owned subsidiary, The St. Paul Fire and Marine Insurance Company.

     **Because the Selling Stockholder may sell all or a portion of the Nuveen Class A common stock that is being offered pursuant to this prospectus, the number of shares of Nuveen Class A common stock or Nuveen Class B common stock that will be owned by the Selling Stockholder upon termination of this offering cannot be determined at this time.


     We and the Selling Stockholder are parties to a registration rights agreement under which we granted registration rights relating to the Nuveen Class A common stock being offered under this prospectus. Pursuant to that registration rights agreement we have filed an amended registration statement on Form S-3 with the SEC on March 18, 2005, of which this prospectus forms a part, with respect to the sale of the Nuveen Class A common stock and the other securities subject to this prospectus from time to time under Rule 415 under the Securities Act of 1933, as amended, to which we refer as the "Securities Act". The Selling Stockholder may offer Nuveen Class A common stock under this prospectus for sale from time to time. Because the Selling Stockholder may dispose of all or a portion of its Nuveen Class A common stock, we cannot estimate the number of shares of Nuveen Class A common stock that will be held by the Selling Stockholder upon the termination of any such disposition. In addition, the Selling Stockholder may sell, transfer or otherwise dispose of a portion of the Nuveen Class A common stock being offered under this prospectus in transactions exempt from the registration requirements of the Securities Act. The Selling Stockholder may also sell its shares through various arrangements involving exchangeable securities, forward sale agreements, derivative or hedging transactions, or other arrangements described in the applicable prospectus supplement, and this prospectus may be delivered in conjunction with those sales. See "Plan of Distribution."

NUVEEN'S RELATIONSHIPS WITH THE SELLING STOCKHOLDER

     We have an existing $250 million revolving loan agreement with the Selling Stockholder under which no borrowings are currently outstanding. This loan facility has no scheduled expiration date; however, any borrowings thereunder are required to be repaid within 30 days of a demand by the Selling Stockholder and carry a floating interest rate of one month USD LIBOR plus margin of up to 0.25%.

     From time to time, one or more of our registered investment advisers may manage assets for the Selling Stockholder or its affiliates (including its pension funds and/or insurance accounts) on arm's length terms in a collective investment vehicle offered to others as well as the Selling Stockholder or in a separate account pursuant to a customary investment advisory agreement with the Selling Stockholder. As of December 31, 2004, we managed approximately $160 million in assets for the Selling Stockholder pursuant to these arrangements.


                            DESCRIPTION OF SECURITIES

     The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

                                  CAPITAL STOCK

     As of January 31, 2005, our authorized capital stock consisted of 160,000,000 shares of Nuveen Class A common stock, of which 20,281,069 shares were outstanding, 80,000,000 shares of Nuveen Class B common stock, of which 73,325,214 shares were outstanding and 5,000,000 shares of preferred stock, par value $.01 per share, of which no shares were outstanding.

PREFERRED STOCK

     Shares of our preferred stock may be issued from time to time in one or more series. Our restated certificate of incorporation, to which we refer as the "Certificate", provides that we may issue preferred stock only if our board of directors has first determined in connection with the issuance that the purpose of the issuance is to finance our and our subsidiaries' continuing business and operations, to finance extensions or expansions of such business and operations, or to acquire other business organizations, or in connection with our and our subsidiaries' employee benefit or compensation plans, or for purposes of raising capital in connection with any of the foregoing purposes. Also, our board of directors, in connection with each issuance of preferred stock, must make a determination as to the desirability and appropriateness of the issuance. In addition, for so long as the holders of Nuveen Class B common stock are entitled to nominate and elect at least one member of our board of directors, no preferred stock may be issued without the unanimous vote of the directors elected by the holders of the Nuveen Class B common stock, to which we refer as the "Class B Directors," or the unanimous written consent of the holders of the Nuveen Class B common stock.

     Pursuant to the Certificate, our board of directors is authorized, without stockholder approval, to fix dividend rights and terms, rights and terms of redemption (including sinking fund provisions), liquidation preferences and any other rights, preferences, privilege and restrictions of any series of preferred stock and the number of shares constituting such series and designations thereof. The Certificate also provides that our board of directors may fix voting rights (except that if voting rights attach to such shares, each such share shall entitle its holder to cast no more than one vote per share on matters submitted to stockholder voting) and terms of conversion or exchange (subject to the limitations that shares may only be converted into or exchanged for shares of Nuveen Class A common stock or non-voting securities of the Company, and that if shares are convertible or exchangeable into Nuveen Class A common stock, the total number of shares of preferred stock issued and outstanding at any one time shall be convertible or exchangeable for no more than an aggregate of 5,000,000 shares of Nuveen Class A common stock, adjusted for certain changes in the outstanding common stock).

COMMON STOCK

     GENERAL

     Our common stock is neither redeemable nor convertible (except that Nuveen Class B common stock may be converted into Nuveen Class A common stock as described below) and the holders of common stock have no preemptive rights to purchase any securities of the Company. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to any prior claims of holders of preferred stock.

     DIVIDEND RIGHTS

     Holders of common stock are entitled to receive ratably the dividends that may be lawfully declared by our board of directors and paid by us. The Certificate provides that our board of directors shall not declare any dividend or distribution, other than a regular quarterly cash dividend, on any shares of capital stock without the unanimous approval of the Class B Directors or the holders of Nuveen Class B common stock. In the event that any dividend or distribution is payable in our common stock, including distributions pursuant to stock splits or divisions of stock, only shares of Nuveen Class A common stock will be distributed with respect to Nuveen Class A common stock and only shares of Nuveen Class B common stock will be distributed with respect to Nuveen Class B common stock.

     VOTING RIGHTS

     Shares of Nuveen Class A common stock are entitled to one vote per share (except as limited by the 20% restriction described below), and holders of the Class B common stock are entitled to one vote per share, on all matters submitted to a vote of holders of the common stock. The Nuveen Class A common stock and the Nuveen Class B common stock vote together as a single class on all matters except as provided under "Board of Directors" and where Delaware law requires separate class voting, as would be the case, for example, with regard to amendments to the Certificate that could be deemed to have an adverse effect on the rights of holders of either class of common stock. Generally, matters such as merger or consolidation proposals would not require separate class voting, and could be approved by holders of the Nuveen Class A common stock and Nuveen Class B common stock voting together as a single class.

     Under the provisions of the Certificate, no person or group (as defined in the Certificate) deemed to be the beneficial owner (as defined in the Certificate) of shares of Nuveen Class A common stock, irrespective of the number of shares held, will be entitled to vote more than 20% of the total number of outstanding shares of Nuveen Class A common stock on matters submitted to shareholder voting, and the remaining shares of Nuveen Class A common stock beneficially owned by that person or group will be deducted from the total number of shares of Nuveen Class A common stock deemed to be outstanding for purposes of determining the proportion of common stock necessary to constitute a quorum or required to approve a matter submitted for shareholder voting. Thus, as an example, a holder of 40% of the Nuveen Class A common stock will have the right to vote 25% of the Nuveen Class A common stock (20% of the 80% of the Nuveen Class A common stock entitled to vote). In the case of a group, the votes of individual members of the group will be reduced ratably for purposes of determining which shares of Nuveen Class A common stock shall be voted so that the group shall have in the aggregate the right to vote not more than 20% of the shares of Nuveen Class A common stock. Shares are determined to be "beneficially owned" by persons who, among other relationships, are relatives of the record holder of such shares, or who own 10% of the equity securities of any corporate record holder of shares, or who have an agreement or arrangement with the record holder regarding the acquisition, disposition or voting of such shares (we refer to these persons collectively as "Associates"). A "group", when used to indicate those additional persons whose shares of Nuveen Class A common stock are beneficially owned by a person, includes the person, any Associate of the person, any additional person whose stock is beneficially owned by the person or the Associate of the person, and all persons that jointly file a statement of beneficial ownership pursuant to Section 13(d) of the Exchange Act, irrespective of any disclaimers of beneficial ownership. An exception to this definition of group is that any qualified savings, profit sharing, stock bonus or employee stock ownership plan which holds shares of Nuveen Class A common stock on behalf of participating employees of the Company, and provides the employees with the right to instruct the trustee how to vote the shares with respect to all matters submitted to stockholders for voting, is not be deemed to be a "group" and the participating employees are not be deemed to be a "group" solely because of their participation in the plan. The 20% limitation could be deemed to have an anti-takeover effect and to make changes in management more difficult.

     The Certificate provides that "Business Transactions" (which is defined in the Certificate as certain mergers, acquisitions and asset sales) between us and a "Related Person" (which is defined in the Certificate as a stockholder beneficially owning not less than 10% of the outstanding common stock other than a holder of Nuveen Class B common stock) must either

     o receive approval of our board of directors as presently constituted, with any additional persons as present members may nominate or elect, or

     o receive the affirmative vote of not less than 85% of the outstanding common stock (without regard to the 20% voting limitation described in the preceding paragraph).

The 85% voting requirement may be reduced to the majority vote of the outstanding shares of common stock required by Delaware corporate law if

     o the Business Transaction is a merger, consolidation or sale of all or substantially all of our assets,

     o the Related Person is willing to pay our stockholders the highest price the Related Person paid for any common stock while a Related Person, and

     o the Related Person complies with other provisions to protect stockholders set forth in the Certificate, including not causing any material change in our business or our capital structure and not receiving certain financial benefits from us other than proportionate benefits as a stockholder.

     CONVERSION OF NUVEEN CLASS B COMMON STOCK

     The Certificate provides that the shares of Nuveen Class B common stock may be converted into shares of Nuveen Class A common stock at any time by the holder thereof at the rate of one share of Nuveen Class A common stock for each share of Nuveen Class B common stock so converted, and are nontransferable (except between the holder and a wholly-owned subsidiary of the holder or a company that has a 100% beneficial interest in the holder) unless first converted. Shares of Nuveen Class B common stock that are not transferred in compliance with the Certificate's restrictions on transfer will be automatically converted into shares of Nuveen Class A common stock upon transfer. The Certificate also provides that on the first date on which the number of outstanding shares of Nuveen Class B common stock constitutes 10% or less of the aggregate number of outstanding shares of common stock, all of the outstanding shares of Nuveen Class B common stock shall be automatically converted into shares of Nuveen Class A common stock at the rate of one share of Nuveen Class A common stock for each share of Nuveen Class B common stock.

     BOARD OF DIRECTORS

     The Certificate provides that the number of members of our board of directors shall be fixed from time to time by or as set forth in our by-laws, except that for so long as any Nuveen Class B common stock is outstanding the number of directors shall not be less than ten and no proposed change to the number of members of our board of directors may take effect without the unanimous consent of the Class B Directors or the unanimous approval of the holders of the Nuveen Class B common stock. Our board of directors shall be nominated and elected every year as a single class for so long as the Nuveen Class B common stock is entitled to nominate and elect four Class B Directors. If at any time the Nuveen Class B common stock is not entitled to nominate and elect four Class B Directors, our board of directors shall be divided into three classes with terms of three years (except in the case of the Class B Directors who shall serve for one year terms), the terms of approximately one-third of the directors (other than the Class B Directors) expiring each year.

     For so long as the Nuveen Class B common stock is entitled to nominate and elect four Class B Directors, directors may be removed from office for any reason by the affirmative vote of the holders of a majority of the then outstanding shares of common stock entitled to vote, voting together as a single class. Exceptions to this are that Class B Directors may only be removed from office without cause by the affirmative vote of 80% of the then outstanding shares of Nuveen Class B common stock, and Class B Directors may only be removed from office with cause by the affirmative vote of 80% of the then outstanding shares of common stock entitled to vote, voting together as a single class. Once our board of directors has been divided into three classes, directors may be removed from office only for cause and only by the affirmative vote of the holders of 80% of the then outstanding shares of common stock, voting together as a single class. An exception to this is that any remaining Class B Directors may be removed from office without cause by the affirmative vote of 80% of the then outstanding shares of Nuveen Class B common stock.

     These provisions may have the effect of making it more difficult to change the composition of our board of directors.

     Holders of the Nuveen Class B common stock are entitled to nominate and elect

     o four board members for so long as the Nuveen Class B common stock represents at least 20% of all outstanding shares of common stock,

     o two board members for so long as the Nuveen Class B common stock represents at least 15% but less than 20% of all outstanding shares of common stock and

     o one board member for so long as the Nuveen Class B common stock represents less than 15% but greater than 10% of all outstanding shares of common stock.

The Certificate provides that for so long as the Nuveen Class B common stock is entitled to nominate and elect at least one board member, the unanimous vote of Class B Directors is required to approve any issuance of preferred stock. Also, for so long as the Nuveen Class B common stock is entitled to nominate and elect four board members, the unanimous vote of Class B Directors is required to approve any new issuance of the Nuveen Class A common stock, except in connection with the issuance of shares upon the conversion of shares of Nuveen Class B common stock, and shares issued in connection with employee compensation plans approved by our board of directors.

     AMENDMENT OF BY-LAWS AND CERTIFICATE OF INCORPORATION

     The Certificate provides that our board of directors is authorized to adopt, amend or repeal our by-laws. However, for so long as the holders of Nuveen Class B common stock are entitled to nominate and elect at least one Class B Director, no change to our by-laws by our board of directors may take effect unless unanimously approved by the Class B Directors or the holders of the Nuveen Class B common stock. Also, for so long as holders of Nuveen Class B common stock are entitled to elect at least one Class B Director, no change to our by-laws submitted to stockholders for approval may take effect without the unanimous approval of the holders of the Nuveen Class B common stock. In addition, from and after the first date on which the number of outstanding shares of Nuveen Class B common stock constitutes 49.9% or less of the aggregate number of outstanding shares of common stock, any change to our by-laws by the stockholders requires the approval of the holders of at least 80% of the common stock entitled to vote, voting together as a single class.

     The Certificate provides that it may only be amended with the unanimous written consent of the holders of the Nuveen Class B common stock or approval of the Class B Directors for so long as the holders of the Nuveen Class B common stock are entitled to elect at least one Class B Director. In addition, from and after the first date on which the number of outstanding shares of Nuveen Class B common stock constitutes 49.9% or less of the aggregate number of outstanding shares of common stock, certain provisions of the Certificate (including the restrictions on issuance of preferred stock, conversion of Nuveen Class B common stock, the 20% voting limitation with respect to the Nuveen Class A common stock and amendments to our by-laws and the Certificate) may only be amended by the affirmative vote of holders of 80% of the common stock entitled to vote, voting together as a single class.

     These provisions could be deemed to have an anti-takeover effect and to make changes in management more difficult.

     TRANSFER AGENT AND REGISTRAR

     The Bank of New York is the transfer agent, registrar and dividend disbursing agent for Nuveen Class A common stock.

                                 DEBT SECURITIES

     We may issue debt securities under one or more indentures between us and a trustee chosen by us that is qualified to act as such under the Trust Indenture Act. The indentures may be amended or supplemented from time to time and are governed by the Trust Indenture Act. The prospectus supplement for each series of debt securities will state the name of the trustee for such series.

     The following is a summary of the material provisions of the indentures. It does not restate the indentures entirely and is qualified by reference to the indentures and any supplements thereto. We urge you to read the indentures and any supplements thereto. We will file the indentures and any supplements thereto as exhibits to the registration statement of which this prospectus is a part, and you may inspect them at the office of the trustee, or as described under the heading "Where You Can Find More Information". References below to an "indenture" are references to the applicable indenture under which a particular series of debt securities is issued.

TERMS OF THE DEBT SECURITIES

     Our debt securities will be secured or unsecured obligations. We may issue them in one or more series. The indenture does not limit the aggregate amount of debt securities that may be issued under it. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. The prospectus supplement for each series of debt securities will describe:

     o the title of the debt securities, and whether the debt securities are senior, senior subordinated or subordinated debt securities;

     o the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the series of debt securities;

     o the date or dates on which principal of or premium on the debt securities will be payable;

     o the rate or rates at which the debt securities will bear any interest, as well as the dates from which interest will accrue, the dates on which interest will be payable, the method for calculating the interest rate and the record date for the interest payable on any payment date;

     o the place or places where principal, and any premium and interest, on the debt securities will be payable and where the debt securities which are in registered form can be presented for registration of transfer or exchange; and the identification of any depositary or depositaries for any global debt securities;

     o any provisions regarding our right to redeem or purchase the debt securities or the right of holders to require us to redeem or purchase the debt securities;

     o any provisions requiring or permitting us to make payments to a sinking fund to be used to purchase or redeem the debt securities;

     o    any restrictions upon our ability to incur additional debt;

     o    the denominations in which the debt securities are issuable;

     o the currency or currencies in which principal and interest will be payable, if other than United States dollars;

     o    any United States income tax consequences;

     o any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture;

     o whether and upon what terms the debt securities may be defeased if different from the provisions set forth in the indenture;

     o the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

     o    the nature and terms of the security for any secured debt securities;

     o the specific terms and conditions, if any, upon which the debt securities may be subordinated to our other indebtedness;

     o    any listing on a securities exchange;

     o any right or obligation of holders of the debt securities to convert them into or exchange them for Nuveen Class A common stock or our preferred stock or other securities issued by us or third parties and the terms of any such conversion or exchange; and

     o any other material terms of the debt securities, which may be in addition to or different from the terms set forth in the indenture and this prospectus.

EVENTS OF DEFAULT AND REMEDIES

     An event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

     o our default in payment when due of the principal of or any premium on any of the debt securities of that series;

     o our default for 30 days in payment of any installment of interest or sinking fund payment on any debt security of that series;

     o default by us in the observance or performance of certain covenants in the indenture or applicable supplemental indenture relating to that series and, with respect to certain of those covenants, we have not cured such default after 60 days' notice;

     o    certain events involving our bankruptcy, insolvency or reorganization;
          and

     o any additional events of default set forth in the prospectus supplement applicable to that series of debt securities.

     The trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or any premium or interest with respect to that series of debt securities, if the trustee considers it in the interest of the holders of the series of debt securities to do so.

     If certain events involving bankruptcy, insolvency or reorganization occur, all amounts of principal and interest due to the holders of our debt securities will become immediately due and payable. If any other event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of that series of debt securities then outstanding may declare the principal of all the debt securities of that series to be due and payable immediately, together with all accrued and unpaid interest and premium, if any. However, the holders of a majority in principal amount of the debt securities of that series then outstanding by written notice to the trustee and to us may waive any event of default with respect to that series of debt securities, other than any continuing event of default in payment of principal or interest or in respect of a covenant or provision that cannot be modified or amended without the consent of the holders of the debt securities of that series. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to that series and its consequences, except an acceleration due to a default resulting from continuing nonpayment of principal or interest on that series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived.

     The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to that series, subject to limitations specified in the indenture or supplemental indenture.

DEFEASANCE

     We may terminate all our obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay any interest on and the principal of the debt securities of that series and certain other obligations, at any time by:

     o depositing in trust with the trustee, under an irrevocable trust agreement, money or United States government obligations in an amount sufficient to pay principal of and any interest on the debt securities of that series to their maturity, and

o complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

     In addition, if there is a change in applicable tax law or we receive an appropriate Internal Revenue Service letter ruling, we may terminate all of our obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay any interest on and the principal of the debt securities of that series and certain other obligations, at any time by:

     o depositing in trust with the trustee, under an irrevocable trust agreement, money or United States government obligations in an amount sufficient to pay principal of and any interest on the debt securities of that series to their maturity, and

     o complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the indenture.

TRANSFER AND EXCHANGE

     A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

AMENDMENT, SUPPLEMENT AND WAIVER

     Without the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities to:

     o add covenants, agreements and obligations applicable to us for the benefit of the holders of any series of debt securities or to surrender any right or power conferred by the indenture upon us;

     o evidence the assumption by a successor corporation of our obligations under the indenture and any series of debt securities;

     o appoint a successor trustee with respect to any series of debt securities and to add to or change any provision of the indenture as is necessary to provide for or facilitate the administration of any trusts created pursuant to the indenture by more than one trustee;

     o    establish the form or terms of any series of unissued debt securities;

     o provide that specific provisions of the indenture will not apply to a particular series of unissued debt securities;

     o provide for uncertificated debt securities in addition to or in place of certificated debt securities;

     o cure any ambiguity, omission, defect or inconsistency; o maintain the qualification of the indenture under the Trust Indenture Act;

     o    secure any series of debt securities; or

     o make any change that does not adversely affect the legal rights of any holder of debt securities.

     With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the consent of the holders of at least a majority in principal amount of the affected series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of that series then outstanding may waive any existing default under, or compliance with, any provision of the indenture relating to a particular series of debt securities, other than any continuing event of default in payment of interest or principal or in respect of a covenant or provision that cannot be modified or amended without the consent of the holders of the debt securities of that series. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.

     Without the consent of each holder affected, we and the trustee may not:

     o reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

     o    reduce the rate of or change the time for payment of interest;

     o reduce the principal of or change the fixed maturity of any debt security or alter or waive any provision with respect to redemptions or mandatory offers to repurchase debt securities;

     o make any debt security, or interest or premium thereon, payable at a place or in money other than that stated in the debt security;

     o modify certain provisions of the indenture relating to waivers that require the consent of holders;

     o modify the rights of holders to receive payment of principal and interest with respect to any debt security or to bring suit to enforce such payment;

     o    adversely modify the ranking or priority of the debt securities; or

     o waive a continuing default in the payment of principal of or interest on the debt securities.

     The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any consent otherwise required from that holder, may be subject to the requirement that the holder shall have been the holder of record of any debt securities with respect to which the consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the indenture.

CONCERNING THE TRUSTEE

     In case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

     The laws of the State of New York will govern the indenture and the debt securities.

                                    WARRANTS

GENERAL

     We may issue warrants to purchase debt securities, preferred stock, Nuveen Class A common stock or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued by us independently or together with any other securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

     The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the relevant warrant agreement.

     The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

     o    the title of the warrants;

     o    the total number of warrants;

     o    the price or prices at which the warrants will be issued;

     o if applicable, the currency or currencies investors may use to pay for the warrants;

     o the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, to be delivered to warrantholders upon exercise of the warrants;

     o if applicable, the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities or other rights purchasable upon exercise of the warrants;

     o the date on which the right to exercise the warrants will commence and the date on which the right will expire;

     o    whether the warrants will be issued in registered form or bearer form;

     o    information with respect to book-entry procedures, if any;

     o if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

     o if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

     o if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

     o if applicable, a discussion of material United States federal income tax considerations;

     o    the identity of the warrant agent;

     o the procedures and conditions relating to the exercise of the warrants; and

     o any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.


                               PURCHASE CONTRACTS

     We may issue purchase contracts for the purchase or sale of:

     o shares of Nuveen Class A common stock or preferred stock or our debt securities, or debt or equity securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

     o    currencies; or

     o    commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement.

     The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

     o whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, securities, currencies or commodities, as applicable, and the nature and amount of each of those securities, currencies or commodities, or the method of determining those amounts;

     o whether the purchase contracts are to be prepaid or not and whether holders thereof are required to secure their obligations in a specified manner;

     o whether we may satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies;

     o the methods by which the holders may purchase or sell such securities, currencies or commodities;

     o whether the purchase contracts requires us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and whether those payments may be unsecured or prefunded on some basis;

     o any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

     o whether the purchase contracts will be issued in fully registered or global form.

     The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such purchase contracts.

                                      UNITS

     We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

     The applicable prospectus supplement may describe:

     o the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

     o any provisions for the issuance, payment, settlement, transfer or exchange of the units, any unit agreement governing the units or of the securities comprising the units; and

     o    whether the units will be issued in fully registered or global form.

     The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.



                              PLAN OF DISTRIBUTION

METHOD OF SALE

     We and the Selling Stockholder may sell the securities being offered under this prospectus directly to other purchasers, or to or through underwriters, broker-dealers or agents, in separate transactions or in a single transaction. To the extent required, the type and amount of securities that we propose to sell, the number of shares of Nuveen Class A common stock to be sold by the Selling Stockholder, the purchase price, the public offering price, the names of any underwriter, agent or dealer and any applicable commission, discount or concession with respect to a particular offering, any risk factors applicable to the securities we or the Selling Stockholder propose to sell, and any other material information about the offering and sale of the securities will be set forth in an accompanying prospectus supplement.

     The Selling Stockholder may be considered to be an underwriter, within the meaning of the Securities Act, with respect to any shares of Nuveen Class A common stock that it sells pursuant to this prospectus. If the Selling Stockholder is deemed to be an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

     Subject to the restrictions described in this prospectus, the securities being offered under this prospectus may be sold from time to time in any of the following ways:

     o The securities may be sold through a broker or brokers, acting as principals or agents. Agents designated by us or the Selling Stockholder from time to time may solicit offers to purchase the securities. The prospectus supplement will name any such agent who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered. Transactions through broker-dealers may include block trades in which brokers or dealers will attempt to sell the Nuveen Class A common stock as agent but may position and resell the block as principal to facilitate the transaction. The Nuveen Class A common stock may be sold through dealers or agents or to dealers acting as market makers. Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from us or the Selling Stockholder and/or the purchasers of the Nuveen Class A common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     o The securities may be sold on any national securities exchange or quotation service on which the Nuveen Class A common stock may be listed or quoted at the time of sale, in the over-the-counter market, or in transactions otherwise than on such exchanges or services or in the over-the-counter market.

     o    The securities may be sold in private sales directly to purchasers.

     o We or the Selling Stockholder may enter into derivative transactions or forward sale agreements on shares of Nuveen Class A common stock with third parties. In such event, we or the Selling Stockholder may pledge the shares underlying such transactions to the counterparties under such agreements, to secure our or the Selling Stockholder's delivery obligation. The counterparties or third parties may borrow shares of Nuveen Class A common stock from us, the Selling Stockholder or third parties and sell such shares in a public offering. This prospectus may be delivered in conjunction with such sales. Upon settlement of such transactions, we or the Selling Stockholder may deliver shares of Nuveen Class A common stock to the counterparties that, in turn, the counterparties may deliver to us, the Selling Stockholder or third parties, as the case may be, to close out the open borrowings of Nuveen Class A common stock. The counterparty in such transactions will be an underwriter and will be identified in the applicable prospectus supplement.

     o The Selling Stockholder may also sell its shares of Nuveen Class A common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in conjunction with those sales.

     o We may also issue and sell mandatorily exchangeable securities to be settled in shares of Nuveen Class A common stock, and this prospectus may be delivered in conjunction with those sales. In connection with such offering, we may enter into a forward sale agreement with the Selling Stockholder pursuant to which the Selling Stockholder may deliver to us shares of Nuveen Class A common stock. Upon settlement of the mandatorily exchangeable securities, we would deliver shares of Nuveen Class A common stock to the holders thereof. In turn, upon settlement of the forward sale agreement, we may receive shares of Nuveen Class A common stock from the Selling Stockholder.

     Subject to the restrictions contained in any escrow and security arrangements for shares of Nuveen Class A common stock (and the proceeds from the sale of such shares) subject to those arrangements, we or the Selling Stockholder and the underwriters and other third parties may engage in derivative or hedging transactions involving the securities or other securities not covered by this prospectus in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivative or hedging transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In order to facilitate these transactions, we or the Selling Stockholder may enter into derivative transactions or security lending or repurchase agreements with the third parties. If the applicable prospectus supplement indicates, the underwriters or third parties may use securities pledged by us or the Selling Stockholder or borrowed from us, the Selling Stockholder or others in short sale transactions or to close out any related open borrowings of stock, and may use securities received from us or the Selling Stockholder in settlement to close out any related open borrowings of stock. A third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

     Subject to the restrictions contained in any escrow and security arrangements for shares of Nuveen Class A common stock (and the proceeds from the sale of such shares) subject to those arrangements, we or the Selling Stockholder may also loan or pledge the Nuveen Class A common stock and the borrower or pledgee may sell the Nuveen Class A common stock as loaned or upon a default may sell or otherwise transfer the pledged Nuveen Class A common stock. Such borrower or pledgee may also transfer its short position to investors in our securities or the Selling Stockholder's securities or in connection with the offering of other securities not covered by this prospectus.

     Nuveen Class A common stock covered by this prospectus which qualifies for sale pursuant to Rule 144 under the Securities Act may be sold by the Selling Stockholder under Rule 144 rather than pursuant to this prospectus.

     We and the Selling Stockholder respectively reserve the right to accept and, together with our respective agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.

     If we or the Selling Stockholder use any underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. We or the Selling Stockholder will enter into an underwriting agreement with the underwriters at the time of sale to them. The prospectus supplement which the underwriter will use to make resales to the public of the securities in respect of which this prospectus is delivered will set forth the names of the underwriters and the terms of the transaction.

     If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or the Selling Stockholder may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

     One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     If the prospectus supplement so indicates, we or the Selling Stockholder will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us or the Selling Stockholder at the public offering price set forth in the prospectus supplement. The solicitation will occur pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the securities in the open market.

     In order to comply with securities laws in certain jurisdictions, the securities being offered by this prospectus will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities offered hereby may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

TIMING AND PRICE

     Subject to the restrictions described in this prospectus, the securities being offered under this prospectus may be sold from time to time. There is no assurance that either we or the Selling Stockholder will sell or dispose of any securities.

     We and the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of our respective purchases and sales of Nuveen Class A common stock.

     The securities offered hereunder may be sold at a fixed price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the holders of such securities or by agreement between such holders and purchasers and/or dealers (who may receive fees or commissions in connection therewith).

PROCEEDS, COMMISSIONS AND EXPENSES

     The aggregate proceeds to us or the Selling Stockholder from the sale of securities offered by the relevant party under this prospectus will be the purchase price of such securities less discounts, concessions and commissions, if any. Nuveen will not receive any proceeds from the sale of Nuveen Class A common stock by the Selling Stockholder.

     The Selling Stockholder will be responsible for payment of commissions, concessions and discounts of dealers or agents arising from the sale of any Nuveen Class A common stock sold by it hereunder. The Selling Stockholder will pay for the fees and expenses of their counsel, as well as all applicable stock transfer taxes, brokerage commissions, discounts or commissions arising from the sale of any Nuveen Class A common stock sold by it hereunder. The Selling Stockholder will also pay any printing costs, SEC filing fees and other fees, disbursements and out-of-pocket expenses and costs in connection with the preparation of the registration statement of which this prospectus is a part and in complying with all applicable securities and blue sky laws.

     Under a registration rights agreement, Nuveen and the Selling Stockholder have each agreed to indemnify the other, and Nuveen has agreed to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of Nuveen Class A common stock, against certain liabilities, including certain liabilities arising under the Securities Act. We or the Selling Stockholder may agree to indemnify any agent, dealer, broker-dealer or underwriter that participates in transactions involving sales of securities against certain liabilities, including liabilities arising under the Securities Act, or to provide contribution with respect to payments which such agents, dealers, broker-dealers or underwriters may be required to make in respect of such civil liabilities. Agents, dealers, broker-dealers and underwriters may be customers of, engage in transactions with, or perform services for us or the Selling Stockholder in the ordinary course of business.



                                  LEGAL MATTERS

     Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York.



                                     EXPERTS

     The consolidated balance sheets of Nuveen as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in common stockholders' equity, and cash flows for each of the three years ended December 31, 2004, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of KPMG LLP, independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.



                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to you free of charge at the SEC's website at www.sec.gov.

     As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. Information that we subsequently file with the SEC will automatically update this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and its financial condition.

     1. Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 3, 2005.

     2. Current Reports on Form 8-K filed on January 19, 2005; January 21, 2005; and February 4, 2005 (other than those portions furnished under Item 2.02 or 7.01.

     3. The description of our capital stock contained in our Registration Statement on Form 8-A, filed April 27, 1992, and any amendments or reports filed for the purpose of updating that description.

     All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is part and prior to the effectiveness of the registration statement, and after the date of this prospectus and prior to the termination of the offering are incorporated by reference into this prospectus.

     You may request free copies of these filings by writing or telephoning us at the following address:

                            Nuveen Investments, Inc.
                              333 West Wacker Drive
                                Chicago, IL 60606
                                 (312) 917-7700
                         Attention: Corporate Secretary

     Information contained on our website is not part of this prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus and, with respect to material incorporated herein by reference, the dates of such referenced material.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than broker-dealer discounts and commissions, payable by in connection with the sale of securities being registered hereunder. All amounts are estimates except the SEC registration fee.

Item                                                                   Amount
----                                                                   ------
SEC Registration Fee.........................................        $577,378.72
Blue Sky Fees and Expenses...................................            12,000*
Printing Fees and Expenses...................................            75,000*
Legal Fees and Expenses......................................           250,000*
Accounting Fees and Expenses.................................           100,000*
Miscellaneous................................................           100,000*
                                                                     -----------
     Total...................................................        $1,114,400*
                                                                     ===========
*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Restated Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Amended and Restated By-laws provide that directors, officers and employees will be indemnified to the fullest extent authorized by the Delaware General Corporation Law with respect to actions, suits or proceedings. The Registrant's Amended and Restated By-laws require the Registrant to pay or reimburse all expenses, including attorneys' fees, incurred by a director, officer or employee in defending any such proceeding, upon an undertaking by such party to repay such expenses if it is ultimately determined that such party was not entitled to be indemnified by the Registrant. From time to time, offices and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. The Registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent who was or is a party, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM 16.  EXHIBITS

     The following exhibits are filed as part of this registration statement:

 EXHIBIT NO.                              DESCRIPTION
-------------  -----------------------------------------------------------------
     1         Underwriting Agreement*

     4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed on April 2, 1992, File No. 33-46922)

     4.2 Certificate of Designations, Preferences and Rights of 5% Cumulative convertible Preferred Stock of the Company (incorporated by reference to Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30,
               2000)

     4.3 Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 2002)

     4.4 Certificate of Ownership and Merger (incorporated by reference to Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 2002)

     4.5       Amended and Restated By-laws (incorporated by reference to
               Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993)

     4.6       Form of Indenture

     4.7       Form of Warrant Agreement*

     4.8 Form of Purchase Contract Agreement, including Form of Security Certificate*

     4.9       Form of Unit Agreement, including Form of Unit Certificate*

     5         Opinion of Wachtell, Lipton, Rosen & Katz**

    12.1       Computation of ratio of earnings to fixed charges**

    12.2 Computation of ratio of earnings to combined fixed charges and preferred stock dividend requirements**

    23.1       Consent of KPMG LLP

    23.2 Consent of Wachtell, Lipton, Rosen & Katz (included in opinion filed as Exhibit 5)**

    24         Powers of Attorney (included in signature page hereto)**

    25         Form T-1 Statement of Eligibility of Trustee*

*To be filed as an exhibit to a filing to be incorporated herein by reference. **Filed previously.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 18, 2005.

                                  NUVEEN INVESTMENTS, INC.


                                  By:       /s/ Margaret E. Wilson
                                     -------------------------------------------
                                              Margaret E. Wilson
                                        Senior Vice President, Finance
                                   (Principal Financial and Accounting Officer)


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Nuveen Investments, Inc., hereby severally and individually constitute and appoint John P. Amboian, Alan
G. Berkshire and Margaret E. Wilson, and each of them severally, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement on Form S-3 (including post-effective amendments thereto pursuant to Rule 462(b))and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

                                    * * * * *

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated as of March 18, 2005.

                  Signature                           Title
                  ---------                           -----
                     *                                 Chairman, Chief Executive
---------------------------------------------           Officer and Director
           Timothy R. Schwertfeger

                     *                                President and Director
---------------------------------------------
              John P. Amboian

                     *                                Director
---------------------------------------------
               Jay S. Benet

                     *                                Director
---------------------------------------------
              Willard L. Boyd

                     *                                Director
---------------------------------------------
               John L. Carl

                     *                                Director
---------------------------------------------
             W. John Driscoll

                     *                                Director
---------------------------------------------
              Jay S. Fishman

                     *                                Director
---------------------------------------------
             William H. Heyman

                     *                                Director
---------------------------------------------
             Duane R. Kullberg

                     *                                Director
---------------------------------------------
              Samuel G. Liss

                     *                                Director
---------------------------------------------
            Roderick A. Palmore

                                                 Senior Vice President, Finance
                     *                             (Principal Financial and
---------------------------------------------          Accounting Officer)
            Margaret E. Wilson


* By: /s/ Alan G. Berkshire
      ---------------------
          Alan G. Berkshire
          Attorney-in-fact

                                INDEX TO EXHIBITS

 EXHIBIT NO.                              DESCRIPTION
 ----------   ------------------------------------------------------------------
     1         Underwriting Agreement*

     4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed on April 2, 1992, File No. 33-46922)

     4.2 Certificate of Designations, Preferences and Rights of 5% Cumulative convertible Preferred Stock of the Company (incorporated by reference to Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30,
               2000)

     4.3 Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 2002)

     4.4 Certificate of Ownership and Merger (incorporated by reference to Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 2002)

     4.5       Amended and Restated By-laws (incorporated by reference to
               Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993)

     4.6       Form of Indenture

     4.7       Form of Warrant Agreement*

     4.8 Form of Purchase Contract Agreement, including Form of Security Certificate*

     4.9       Form of Unit Agreement, including Form of Unit Certificate*

     5         Opinion of Wachtell, Lipton, Rosen & Katz**

    12.1       Computation of ratio of earnings to fixed charges**

    12.2 Computation of ratio of earnings to combined fixed charges and preferred stock dividend requirements**

    23.1       Consent of KPMG LLP

    23.2 Consent of Wachtell, Lipton, Rosen & Katz (included in opinion filed as Exhibit 5)**

    24.1       Powers of Attorney (included on signature page hereto)**

    25         Form T-1 Statement of Eligibility of Trustee*

*To be filed as an exhibit to a filing to be incorporated herein by reference. **Filed previously.